UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

PINNACLE ENTERTAINMENT, INC. 401(K) INVESTMENT PLAN

(Exact Name of Registrant as Specified in Its Charter)

N/A	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

The Pinnacle Entertainment, Inc. 401(k) Investment Plan (the “Plan”) has received notification that on September 8, 2005, the independent accounting firm Holthouse Carlin & Van Trigt LLP (“HCVT”), which audited the Plan’s financial statements, withdrew from the Public Company Accounting Oversight Board (“PCAOB”). While HCVT did not formally resign or decline to stand for re-appointment as the Plan’s auditor, HCVT indicated that as a result of its withdrawal from the PCAOB, it would not be permitted to continue as the Plan’s auditor.

HCVT’s reports on the Plan’s financial statements for the years ended December 31, 2004 and 2003 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was not recommended or approved by the Plan.

During the years ended December 31, 2004 and 2003, there have been no disagreements with HCVT regarding any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of HCVT, would have caused HCVT to make reference thereto in its reports on the Plan’s financial statements for such years.

During the years ended December 31, 2004 and 2003, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S–K).

The Plan has provided HCVT with a copy of the statements made in this Report and has requested that HCVT furnish the Plan with a letter addressed to the Securities and Exchange Commission stating whether HCVT agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of the letter provided by HCVT in response to this request is attached as Exhibit 16.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
16.1	Letter from Holthouse Carlin & Van Trigt LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. 401(K) INVESTMENT PLAN

Date: September 14, 2005	By:	/s/ Arthur I. Goldberg
Arthur I. Goldberg
Plan Administrator
Pinnacle Entertainment, Inc. Senior Vice President,
Risk Management and Benefits

	By:	/s/ Christopher K. Plant
Christopher K. Plant
Plan Administrator
Pinnacle Entertainment, Inc. Vice President,
Investor Relations and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter from Holthouse Carlin & Van Trigt LLP.